EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of SRAX, Inc. (f/k/a Social Reality, Inc.) on Amendment No. 1 to Form S-1 (File No. 333-229606) of our report dated April 16, 2019, with respect to our audits of the consolidated financial statements of SRAX, Inc. as of December 31, 2018 and 2017, and for the years ended December 31, 2018 and 2017 which report appears in the Prospectus, which is part of this Registration Statement.

We also consent to the inclusion in this Registration Statement of SRAX, Inc. (f/k/a Social Reality, Inc.) on Amendment No. 1 to Form S-1 (File No. 333-229606) of our report dated October 16, 2019, with respect to our audits of the Stand-alone carve-out financial statements of BigToken, Inc. (a wholly-owned subsidiary and a Carve Out of SRAX, Inc. as of December 31, 2018 and 2017 and for the year ended December 31, 2018 and the period from December 14, 2017 (inception date) to December 31, 2017, which report appears in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ RBSM LLP

New York, NY

October 16, 2019

New York, NY   Washington DC San Francisco, CA  Las Vegas, NV  Athens, GRE Beijing, CHN, Mumbai and Pune, IND

Member of ANTEA International with member offices worldwide